EXHIBIT 99.2

12500 West Creek Parkway
Richmond, VA 23238
Phone (804) 484-7700
FAX (804) 484-7701
NEWS RELEASE

FOR MORE INFORMATION:

PFG Media Contact:	PFG Investor Contacts:
Cheryl Moore	John Austin Jeff Fender
Director, Corporate Communications	SVP and CFO VP and Treasurer
(804) 484-6273	(804) 484-7753 (804) 484-6231
PERFORMANCE FOOD GROUP AND VISTAR CORPORATION ANNOUNCE CHIEF EXECUTIVE OFFICER FOR COMBINED COMPANY UPON COMPLETION OF PENDING MERGER
RICHMOND, Va. (May 5, 2008) — Performance Food Group Company (NASDAQ/NGS: PFGC) and VISTAR Corporation announced today that George Holm, the president and chief executive officer of VISTAR, will be the chief executive officer of the combined company that will be known as Performance Food Group, effective upon the completion of the companies’ pending merger. Steven Spinner, Performance Food Group’s current president and chief executive officer, has announced his decision to resign effective upon completion of the merger.
“Steve Spinner was instrumental in making PFG into a leader in the foodservice industry,” said John Stokely, vice chairman of the board of directors and lead outside director of Performance Food Group. “The value the PFG shareholders are receiving as a result of this merger are a direct result of his efforts.”
“Steve Spinner has done a great job of building Performance Food Group and has played a key role in leading the integration planning efforts,” said Prakash Melwani, a senior managing director at The Blackstone Group (NYSE: BX), whose affiliates hold a controlling interest in VISTAR.
“I am privileged,” said Steven Spinner, “to have been a part of Performance Food Group and to have been able to lead it for the past few years. Working with, and on behalf of, the company’s outstanding associates and customers has been rewarding and exciting. I wish the combined company great success.”
George Holm has been an executive in the foodservice distribution industry for 28 years. Prior to joining VISTAR, he held senior management roles with Alliant Foodservice Inc., U.S. Foodservice, Inc. and SYSCO Corporation.
“We have had the pleasure of working with George Holm for the last five years at VISTAR. He is an extremely strong manager and is ideally suited to lead the integration
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and future growth of the combined company,” said William F. Dawson Jr., a partner at Wellspring Capital Management, whose affiliate holds a minority interest in VISTAR.
“I am excited to be part of the PFG family” said George Holm, “and to help PFG continue its great tradition of serving broadline and customized customers and helping them grow their businesses.”
Performance Food Group and VISTAR currently expect that the proposed merger will close in the second quarter of 2008. The merger is subject to the approval of Performance Food Group’s shareholders, as well as satisfaction of other customary closing conditions. A special meeting of Performance Food Group’s shareholders has been scheduled for May 14, 2008. At the special meeting, Performance Food Group’s shareholders will be asked to vote on the merger agreement.
Performance Food Group markets and distributes more than 68,000 national and private label food and food-related products to over 41,000 restaurants, hotels, cafeterias, schools, healthcare facilities and other institutions. For more information on Performance Food Group, visit www.pfgc.com.
Based in Centennial, Colorado, VISTAR operates two businesses that focus on different sub-segments within the food distribution industry. Vistar Specialty Markets is the leading specialty food distributor in the United States and is the only national distributor to the vending, office coffee services, theatre, and fund-raising markets, with leading market share in each of these categories. Roma Foodservice is a foodservice distributor with a particular focus on Italian foods and products that cater to independent Italian pizzerias, and has the number one market share in the independent pizza distribution market. As a top 10 foodservice distributor in the United States, VISTAR serves over 33,000 customers in 50 states through 36 distribution centers. For more information on VISTAR, visit www.vistarvsa.com.
IMPORTANT INFORMATION ABOUT THE TRANSACTION
In connection with the proposed merger, Performance Food Group Company has filed a definitive proxy statement with the United States Securities and Exchange Commission, or the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Performance Food Group Company at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Performance Food Group Company by directing such request to Performance Food Group Company, 12500 West Creek Parkway, Richmond, VA 23238 Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
Performance Food Group Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Performance Food Group Company’s participants in the solicitation, which may be different than those of Performance Food Group Company’s shareholders generally, is set forth in Performance Food Group Company’s proxy statements and Annual Reports on Form 10-K, as amended, previously filed with the SEC, and in the definitive proxy statement relating to the merger.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements based on current Performance Food Group Company and VISTAR Corporation management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination that under certain circumstances could require Performance Food Group Company to pay a $40.0 million termination fee to VISTAR Corporation; (2) the outcome of any legal proceedings that have been or may be instituted against Performance Food Group Company and others relating to the merger agreement; (3) the failure of the merger to close for any reason, including the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger or the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger, and the risk that any failure of the merger to close may adversely affect Performance Food Group Company’s business and the price of Performance Food Group Company’s common stock; (5) risks that the proposed transaction diverts management’s attention and disrupts current plans and operations, and the potential difficulties in employee retention as a result of the merger; (6) the effect of the announcement of the merger and actions taken in anticipation of the merger on Performance Food Group Company’s business relationships, operating results and business generally; and (7) the amount of the costs, fees, expenses and charges related to the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Performance Food Group Company’s or VISTAR Corporation’s ability to control or predict. Performance Food Group Company and VISTAR Corporation undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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